UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): May 30, 2008

CHINA SUN GROUP HIGH-TECH CO.
(Exact name of registrant as specified in its charter)

Delaware	333-118259	54-2142880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hutan Street, Zhongshan District, Dalian, People’s Republic of China                                                                                          _________
                  (Address of principal executive offices)                                                                                                                                (Zip Code)

 (86) 411- 8289-7752

Registrant’s telephone number, including area code

___________________________________________________

(Former Name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

The Company (formerly known as Capital Resource Funding, Inc.) entered into a Plan of Exchange dated September 6, 2006 with Da Lian Xin Yang High-Tech Development Co., Ltd and David Koran (the “Agreement”) pursuant to which the Company granted to Da Lian Xin Yang High-Tech Development Co., Ltd’s 30% shareholders (the “Shareholders”) a two-year option to subscribe for and purchase an additional 10,000,000 newly-issued shares of common stock of the Company in exchange for their 30% equity interest in Da Lian Xin Yang High-Tech Development Co., Ltd.

The Shareholders provided to the Company with their written intention to exercise their option and pursuant thereto delivered and their transferred their 30% equity interest in Da Lian Xin Yang High-Tech Development Co., Ltd to the Company effective May 30, 2008.

On May 30, 2008, the board of directors of the Company approved the exercise by the Shareholders of their option and issued to the Shareholders 10,000,000 shares of its common stock in exchange for their 30% equity interest in Da Lian Xin Yang High-Tech Development Co., Ltd.  As a result, Da Lian Xin Yang High-Tech Development Co., Ltd. is now a wholly-owned subsidiary of the Company.

Item 3.02                      Unregistered Sales of Equity Securities

Please see Item 2.01 above.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
99.1 Press Release, dated June 5, 2008, issued by China Sun Group High-Tech Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2008

CHINA SUN GROUP HIGH-TECH CO.

By:	/s/ Bin Wang
Name: Bin Wang
Title: President, Chief Executive Officer and Chairman

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